JUL-15-1998 16:52

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 07/15/1998
981275534 – 2917902

CERTIFICATE OF FORMATION
of
LIMITED LIABILITY COMPANY

I, M. J. Gluckman having been duly authorized by the members of Liberty Electric Power, LLC, the limited liability company formed hereby, DO HEREBY CERTIFY that:

There is, by the filing of this Certificate, formed under the Delaware Limited Liability Company Act (the "Delaware LLC Act") a limited liability company to be known as Liberty Electric Power, LLC (hereinafter referred to as the "Company").

The address of the registered office of the Company in the State of Delaware is:

c/o The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by section 18-104 of the Delaware LLC Act is:

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801

IN WITNESS WHEREOF, M.J. Gluckman executed this Certificate this 10th day of July, 1998.

M. J. Gluckman
President and CEO
Authorized Person